UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. __)


  Filed by the Registrant [X]   Filed by a Party other than the Registrant  [ ]

  Check the appropriate box:
  [ ] Preliminary Proxy Statement
  [ ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
  [X] Definitive Proxy Statement
  [ ] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Section 240.14a-12


                                 Protalex, Inc.
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities
        to which transaction applies:----------------------------------------

    2) Aggregate number of securities
       to which transaction applies:-----------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was
       determined):
                   ----------------------------------------------------------

    4) Proposed maximum aggregate value of transaction:----------------------

    5) Total fee paid:-------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:-----------------------------------------------

    2) Form, Schedule or Registration Statement No.:-------------------------

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    4) Date Filed:-----------------------------------------------------------

                                 PROTALEX, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held ON October 28, 2003

TO THE STOCKHOLDERS OF PROTALEX, INC.:

         You are cordially invited to attend the 2003 Annual Meeting of Stockholders of Protalex, Inc., which will be held at the Hyatt Regency, Pavilion 1, located at 330 Tijeras Avenue, NW, Albuquerque, New Mexico 87102, on Tuesday, October 28, 2003, at 10:00 a.m. Mountain time, to consider and act upon the following matters:

        (1) To elect seven directors;

        (2) To ratify the appointment of Grant Thornton LLP as our independent public accountants for fiscal year ending May 31, 2004; and

        (3) To transact such other business as may properly come before the meeting.

         The record date for the determination of the stockholders entitled to vote at the meeting or at any adjournment thereof is the close of business on September 29, 2003. A list of stockholders entitled to vote at the Annual Meeting will be open to the examination of any stockholder, for any purpose germane to the meeting, at the location of the Annual Meeting on October 28, 2003, and during ordinary business hours for ten days prior to the meeting at our principal offices located at 717 Encino Pl. N.E. Suite 17, Albuquerque, New Mexico 87102.

         It is important that your shares be represented at the meeting regardless of the number of shares you hold. Whether or not you expect to attend the meeting in person, please complete, date, sign and return the accompanying proxy in the enclosed envelope to ensure the presence of a quorum at the Annual Meeting. If you do attend the meeting, you may, if you prefer, revoke your proxy and vote your shares in person.

         Your Board of Directors recommends that you vote in favor of the proposals outlined in the Proxy Statement. Please refer to the Proxy Statement for detailed information on each of the proposals.

                       By Order of the Board of Directors

                       Steven H. Kane

                       Steven H. Kane
                       President and Chief Executive Officer

717 Encino Place, N.E., Suite 17
Albuquerque, New Mexico 87102
(505) 243-8220 September 29, 2003



                  WE URGE STOCKHOLDERS TO MARK, SIGN AND RETURN
                      PROMPTLY THE ACCOMPANYING PROXY CARD

                                        1
                                 PROTALEX, INC.
                        717 Encino Place, N.E., Suite 17
                          Albuquerque, New Mexico 87102
                               ----------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 28, 2003

         The accompanying proxy is solicited by the Board of Directors (the "Board") of Protalex, Inc., a New Mexico corporation (referred to throughout this Proxy Statement as "Protalex" or "Company" or "we" or "our") for use at the Annual Meeting of Stockholders to be held on October 28, 2003, at 10:00 a.m., local time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Annual Meeting will be held at the Hyatt Regency, Pavilion 1, located at 330 Tijeras Avenue, NW, Albuquerque, New Mexico 87102. The date of this Proxy Statement is September 29, 2003, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders.

Why have I received these materials?

         The accompanying proxy, being mailed to stockholders on or about September 29, 2003, is solicited by the Board of Protalex in connection with our Annual Meeting of Stockholders that will take place on Tuesday, October 28, 2003. You are cordially invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

         Holders of common stock of Protalex ("Common Stock"), as of the close of business on September 29, 2003 will be entitled to vote at the Annual Meeting. On September 29, 2003, there were outstanding and entitled to vote 16,695,222 shares of common stock.

How do I vote my shares at the Annual Meeting?

         If you are a "record" stockholder of Common Stock (that is, if you hold Common Stock in your own name in Protalex's stock records maintained by our transfer agent, Standard Registrar & Transfer Agency), you may complete and sign the accompanying proxy card and return it to Protalex or deliver it in person.

         "Street name" stockholders of Common Stock (that is, stockholders who hold Common Stock through a broker or other nominee) who wish to vote at the Annual Meeting will need to obtain a proxy form from the institution that holds their shares and to follow the voting instructions on such form.

What does it mean if I receive more than one proxy?

         It means you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Standard Registrar & Transfer Agency, PO Box 14411, Albuquerque, NM 87111, and may be reached at 1-505-828-2839.

Can I change my vote after I return my proxy card?

         Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a written notice of revocation or a proxy bearing a later date or by voting in person at the Annual Meeting.

How many votes am I entitled to?

         Each share of Common Stock is entitled to one vote.

What constitutes a quorum for purposes of the Annual Meeting?

         The presence at the Annual Meeting in person or by proxy of the holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote shall constitute a quorum for the transaction of business. Proxies marked as abstaining (including proxies containing broker non-votes) on any matter to be acted upon by stockholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters.

What vote is required to approve each item?

         Each item to be voted upon at the Annual Meeting requires the affirmative vote of a majority of the shares represented in person or by proxy and entitled to vote on the matter for approval. This means that the votes "FOR" the matter must exceed the votes "AGAINST" the matter.

         A properly executed proxy marked "ABSTAIN" with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention on any such matter will have the effect of a negative vote on such matter. If you hold your shares in "street name" through a broker or other nominee, shares represented by "broker non-votes" will be counted in determining whether there is a quorum but will not be counted as votes cast on such matters.

What information do I need to attend the Annual Meeting?

         You will need an admission ticket to attend the Annual Meeting. If you are a record stockholder, an admission ticket is included with this mailing and is attached to the proxy card. If you are a street name stockholder, the stub of your voting instruction form is your admission ticket. If you arrive at the Annual Meeting without an admission ticket, we will admit you if we are able to verify that you are a Protalex stockholder.

How does the Board recommend that I vote my shares?

         Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. The Board's recommendation is set forth together with the description of each item in this Proxy Statement. In summary, the Board recommends a vote:

         - FOR the Directors' proposal to elect the nominated Directors set forth on page 3; and - FOR the ratification of the Directors' selection of auditors, as set forth on page 5.

         With respect to any other matter that properly comes before the Annual Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion in the best interests of Protalex. At the date this Proxy Statement went to press, the Board had no knowledge of any business other than that described herein that would be presented for consideration at the Annual Meeting.

Who will bear the expense of soliciting proxies?

         Protalex will bear the cost of soliciting proxies in the form enclosed. In addition to the solicitation by mail, proxies may be solicited personally or by telephone, facsimile or electronic transmission by our employees. Our employees will not receive any additional compensation for participating in proxy solicitation. We may reimburse brokers holding Common Stock in their names or in the names of their nominees for their expenses in sending proxy materials to the beneficial owners of such Common Stock.

Is there any information that I should know about future annual meetings?

         Stockholder Proposals

         Any stockholder who intends to present a proposal at the 2004 Annual Meeting of Stockholders (the "2003 Annual Meeting") must deliver the proposal to our Corporate Secretary at 717 Encino Place, N.E., Suite 17, Albuquerque, New Mexico 87102 not later than June 3, 2004, if the proposal is submitted for inclusion in our proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934. If a stockholder proposal is received after June 3, 2004, we may vote in our discretion as to that proposal all of the shares for which we have received proxies for the 2004 Annual Meeting.

                                  I. PROPOSALS

                                   Proposal 1.
                              Election of Directors

         Our Board consists of seven directors, all of whom are up for reelection at our 2003 annual meeting. Directors will be elected by the affirmative vote of a plurality of the votes cast at the Annual Meeting.

         Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named on the next page. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board may propose. Each person nominated for election has agreed to serve if elected, and the Board has no reason to believe that any nominee will be unable to serve.

Information with Respect to Nominees and Continuing Directors

         The following table sets forth information as to persons who serve as our Directors:

        Name                 Age     Position and Offices Held with the Company
        ----                ---     ------------------------------------------
 G. Kirk Raab+               68     Chairman of the Board, Director and
                                    Director Nominee
 Steven H. Kane+             51     President, Chief Executive Officer, Director
                                    and Director Nominee
 Dinesh Patel                53     Director Nominee
 John Doherty                49     Director and Director Nominee
 Frank M. Dougherty*+#       55     Director and Director Nominee
 Arthur D. Bankhurst, M.D.   66     Director and Director Nominee
 Thomas P. Stagnaro#*        60     Director and Director Nominee
 William M. Hitchcock        64     Director

         * Member of the Audit Committee.
         + Member of the Nominating Committee.
         # Member of Compensation Committee.

         Set forth below is biographical information for each person nominated to serve as a Director.

Nominees for election at this Annual Meeting

         G. Kirk Raab has served on the Company's board of directors since August 22, 2003. He is also the Chairman of the Board. Mr. Raab currently sits on the boards and serves as Chairman of Connetics Corporation, Medgenics Inc. and Applied Imaging Inc. Connetics and Applied Imaging are publicly traded companies. He also serves on the board of directors of Velos Medical Infomatics, Inc. and The National Foundation for Science and Technology Medals. From February 1990 to July 1995, Mr. Raab served as the President and Chief Executive Officer of Genentech. He originally joined Genentech in February 1985, as President and Chief Operating Officer. Prior to joining Genentech, Mr. Raab worked for Abbott Laboratories for 10 years, most recently as President, Chief Operating Officer and a director. Mr. Raab served as the first Chairman of the Biotechnology Industry Organization and the California Health Care Institute. Mr. Raab graduated from Colgate University in 1959, and is a Trustee Emeritus. He is a member of Exeter College and was elected to the Chancellor's Court of Benefactors of Oxford University in September 2002. He is a former trustee of KQED, the San Francisco Ballet, the San Francisco Symphony, UCSF Foundation and Golden Gate Planned Parenthood.

         Steven H. Kane has served on the Company's board of directors since December 16, 2002. He is currently the President and Chief Executive Officer of the Company. He has over 25 years experience in the health care industry. Most recently, he was Vice President of North American Sales & Field Operations for Aspect Medical. While at Aspect, he helped guide the company to a successful initial public offering in January 2000. Prior to Aspect, from April 1997 to July 2000, Mr. Kane was Eastern Area Vice President for Pyxis Corporation, where he was instrumental in positioning the company for its successful initial public offering in 1992. Pyxis later was acquired by Cardinal Health for $1 billion. Prior to that Mr. Kane worked in sales management with Eli-Lilly and Becton Dickinson.

         Dinesh Patel is a Managing Director and Founding Partner of vSpring Capital, an early stage venture capital fund with $125 million under management. Dr. Patel is also the Founder, Chairman, President & CEO of Ashni Naturaceuticals, Inc. a company that specializes in the research, development and marketing of clinically tested and patent-protected naturaceutical products. In 1999, Dr Patel co-founded and was the Chairman of Salus Therapeutics, Inc., a biotechnology company focused on the research and development of nucleic acid-based therapeutics, including antisense and gene therapy drugs. In August 2003 publicly traded Genta, Inc acquired Salus for $30 million. From 1985 through 1999, Dr. Patel served as Co-founder, Chairman of the Board of Directors, President & CEO, of TheraTech, Inc., a Salt Lake City, Utah based company, that has been a pioneer in the development and manufacture of innovative drug delivery products. Under Dr. Patel's guidance, TheraTech established strategic alliances with major pharmaceutical companies including Eli Lilly, Pfizer, Proctor & Gamble, Roche, and SmithKline Beecham. TheraTech went public in 1992 and became profitable in 1997. In January 1999, TheraTech was acquired for approximately $350 million by Watson Pharmaceuticals, a California based company. Dr. Patel has been the recipient of numerous awards, including US Small Business Administration's Business Achiever Award, and Scientific and Technology Award (State of Utah) and Entrepreneur of the Year Award (Mountain West Venture Group). Dr Patel got his undergraduate degree from India and his doctorate degree from University of Michigan. Dr Patel is active in the Indian and local community serving on several boards and as an active donor for various charitable causes.

         John Doherty has served as a director of the Company since November 1999 and previously served as a director of Enerdyne since August 1999. He also served as the President of the Company from 1999 through 2002. From 1976 to 1994, Mr. Doherty was a vice president and principal of Doherty & Co., an investment banking firm. During this time and subsequently, he was involved in early and later stage financing of companies such as Thoratec Laboratories, SeraCar, Inc., and Excalibur Technologies. From 1994 to present, Mr. Doherty ahs been a private investor, and over the last years was involved with the early stage development of Protalex.

         Frank M. Dougherty was appointed to the Company's board of directors on October 16, 2001, and has served as the Company's corporate secretary from June 21, 2002 to December 16, 2002. Mr. Dougherty is a practicing attorney and founder and owner of Frank M. Dougherty P.C., a law firm in Albuquerque, New Mexico. He has practiced law since 1981, founded his current law firm in November 2001. Prior to becoming a lawyer, Mr. Dougherty practiced as a CPA in Santa Fe, New Mexico. He has an undergraduate degree in economics from University of Colorado, a graduate degree in accounting from the University of Arizona and a law degree from Texas Tech University.

         Arthur D. Bankhurst, M.D. has served as a director of the Company since November 1999, and previously served as a director of Enerdyne from August 1999. Dr. Bankhurst earned his bachelors degree in biochemistry from the Massachusetts Institute of Technology, and his M.D. from Case Western Reserve University. He served as a research fellow at the Hall Institute of Medical Research in Melbourne, Australia and as a senior research fellow at the WHO Research Unit in Geneva, Switzerland. He joined the faculty of the University of New Mexico in 1971, and now holds a joint professorship in internal medicine and microbiology. Dr. Bankhurst's professional accomplishments in the fields of arthritis and immunology are reflected in his being named Senior Investigator for the Arthritis Foundation from 1974 to 1979, as well as serving as associate editor of several prestigious medical journals. These journals include The Journal of Immunology (1984-1987), Diagnostic Immunology (1984-1988) and Clinical Immunology and Immunopathology (1988-present). With more than 140 publications to his credit, Dr. Bankhurst has a national reputation as an investigator and has participated in a number of multi-center trials of anti-arthritis drugs.

         Thomas Stagnaro was appointed to the board of directors of the Company on July 8, 2002. He is President and Chief Executive Officer of Agile Therapeutics, a private company focused on developing women's healthcare products. He also serves as a director on the board of INKINE Pharmaceutical. Mr. Stagnaro formerly was President and Chief Executive Officer of 3-Dimensional Pharmaceuticals and Univax Biologics. He began his career with Searle Laboratories and has held increasingly important positions during his 30 years in the pharmaceutical industry. Mr. Stagnaro has raised over $200 million for three developmental stage companies and took Univax Biologics public in 1972. His present company, Agile Therapeutics, is a development-stage research-based firm founded in 1997, which is involved in developing novel products for transdermal delivery of pharmaceutical agents.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF MESSRS. RAAB, KANE, DR. PATEL, MESSRS. DOHERTY, DOUGHERTY, STAGNARO AND DR. BANKHURST AS DIRECTORS OF PROTALEX.

                                   Proposal 2.
                      Ratification of Selection of Auditors

         The Board is seeking stockholder ratification of its selection of Grant Thornton LLP to serve as Protalex's independent auditors for the fiscal year ending May 31, 2004. Grant Thornton LLP served as our independent auditors for the fiscal year ended May 31, 2003. Protalex's former accountant, Atkinson & Company, resigned as the Company's independent auditors as of February 24, 2003.

         The prior auditor's reports on our consolidated financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Their audit opinion on their 2002 and 2003 statements, dated August 11, 2001 and August 15, 2002, respectively, included an explaining paragraph regarding the Company's ability to continue as a going concern. Otherwise, the audit reports of Atkinson & Company on the Registrant's financial statements for the fiscal year ended May 31st, 2001 and 2002 did not contain any adverse opinion or disclaimer of opinion, nor were they modified as to audit scope or accounting principles.

         During our two most recent fiscal years and through today, there were no disagreements with Atkinson & Company on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure that, if not resolved to Atkinson & Company's satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

         Grant Thornton LLP will be retained as our auditors for the fiscal year ending May 31, 2004, if this proposal is approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting. If this proposal is not approved by the holders of a majority of the voting power of the shares represented and voting at the Annual Meeting, the Board will reconsider its selection of Grant Thornton LLP as its independent auditors for the fiscal year ending May 31, 2004.

         During our two most recent fiscal years, and through September 29, 2003, neither we nor anyone acting on our behalf consulted with Grant Thornton LLP regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of the audit opinion that might be rendered on our financial statements, nor did we (or anyone acting on our behalf) consult with Grant Thornton LLP regarding any other matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions).

Audit Fees

         The aggregate fees paid to Atkinson & Company for professional services rendered for the audit of our annual financial statements for the fiscal year ended May 31, 2002 and review of the financial statements included in our Form 10-Qs for the fiscal year ended May 31, 2002 and through February 24, 2003, the date Atkinson & Company resigned as the Company's auditor totaled $22,000. The aggregate fees paid to Grant Thornton LLP for professional services rendered for the audit of our annual financial statements for the fiscal year ended May 31, 2003 and review of the financial statements included in our Form 10-Qs for the fiscal year ended May 31, 2003 totaled $33,203.

Audit-Related Fees

         We paid no fees to Atkinson & Company or Grant Thornton LLP for assurance and related services related to the performance of their audit or review of Protalex's financial statements for the last two fiscal years that are included under the previous heading "Audit Fees."

Tax Fees

         The aggregate fees paid to Atkinson & Company for professional services rendered for tax compliance, tax advice, tax planning and tax return preparation for the fiscal year ended May 31, 2002 and through February 24, 2003, the date Atkinson & Company resigned as the Company's auditor totaled $2,700. Protalex paid no fees to Grant Thornton LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal year ended May 31, 2003.

All Other Fees

         Except as described above, no other fees were paid to Atkinson & Company or Grant Thornton LLP for any other services during the last two fiscal years.

         We expect representatives of Grant Thornton LLP will attend the Annual Meeting and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF GRANT THORNTON LLP AS AUDITORS OF PROTALEX FOR FISCAL YEAR ENDED MAY 31, 2004.

                  II. CORPORATE GOVERNANCE AND RELATED MATTERS

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

         Our Board held a total of four meetings during the fiscal year ended May 31, 2003. All of our Directors attended more than 75% of the meetings of the Board and meetings of committees of the Board on which they served. Among the standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating Committee.

Audit Committee

         The members of the Audit Committee are Frank M. Dougherty and Thomas Stagnaro. As of May 31, 2003, the chair of the Audit Committee was William Hitchcock. The Audit Committee meets with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee also meets with the independent auditors and with our own appropriate financial personnel and internal auditors regarding these matters. The independent auditors meet privately with the Audit Committee and have unrestricted access to this committee. The Audit Committee recommends to our Board the appointment of the independent auditors. The Audit Committee held no meetings during the fiscal year ended May 31, 2003. See "Audit Committee Information--Report of Audit Committee" on page 9 for more information.

Compensation Committee

         The members of the Compensation Committee are Frank M. Dougherty and Thomas P. Stagnaro. Mr. Dougherty is a non-employee director. The functions of this committee include administering management incentive compensation
plans,   establishing  the compensation of officers and reviewing the compensation of Directors. The Compensation Committee held no meetings during the fiscal year ended May 31, 2003.

         None of our executive officers serves as a member of the Board of Directors or compensation committee of an entity that has an executive officer serving as a member of our Board or our Compensation Committee.

Nominating Committee

         The members of the Nominating Committee are G. Kirk Raab, Steven H. Kane and Frank M. Dougherty. The functions of this committee include recommending to our full Board nominees for election as Directors. Prior to the establishment of the Nominating Committee, its functions were performed by the entire Board.

         Although there is no formal procedure for stockholders to recommend nominees for the Board, the Nominating Committee will consider such recommendations if received 120 days in advance of the Annual Meeting of Stockholders. Such recommendations should be addressed to the Nominating Committee at our address and provide all information relating to such person that the stockholder desires to nominate that is required to be disclosed in solicitation of proxies pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended ("Exchange Act").

Director Compensation

         Directors received stock-based compensation for their services as directors during the fiscal year ended May 31, 2003. The Company issued 150,000 stock options to directors during such fiscal year, at exercise prices ranging from $1.50 to $1.70.

         Directors do not receive separate meeting fees, but are reimbursed for out-of-pocket expenses. We do not provide a retirement plan for our non-employee Directors.

                           AUDIT COMMITTEE INFORMATION

Report of Audit Committee

         The Audit Committee has met and held discussions with management and the independent auditors. The committee has reviewed and discussed the consolidated financial statements for the year ended May 31, 2003 with management and the independent auditors.

         The Audit Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from Protalex and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

         In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited consolidated financial statements be included in Protalex's Annual Report on Form 10-KSB for the year ended May 31, 2003, for filing with the SEC.

                           Audit Committee of the Board of Directors


              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

          On July 17, 2001, a shareholder group contributed funds that allowed the Company to pay off its remaining balance due under a note issued to Don Hanosh, in connection with the Company's 1999 reverse merger. No shares or notes payable to shareholders were issued in the transaction. The Company recorded additional paid-in capital in the amount of $142,830 plus interest to reflect the contributed funds and debt pay-off.

          The last of 12 monthly payments of $8,333 was made in June, 2003, concluding a stock buyback agreement with former Treasurer, Secretary, Director and Chief Scientist Dr. Paul Mann. Pursuant to the buyback agreement, the Company redeemed 142,857 shares of Dr. Mann's, over 12 months, at $0.70 per share, for a total cost of $100,000.

          On November 26, 2001, the Company issued options to William Hitchcock in conjunction with his appointment as a director of Protalex. He received an option to purchase 100,000 shares of Protalex common stock, which was exercisable immediately at $1.25 per share. The term of the option is 10 years. Another stock option was granted to William Hitchcock on July 18, 2002 for his efforts and involvement in the July 2002 private placement of the Company's common stock. The option was for 133,680 shares exercisable immediately at $1.50 per share.

          On July 18, 2002, the Company issued a stock option to Thomas P. Stagnaro in conjunction with his acceptance of a Protalex directorship. He received an option for 100,000 shares, which was exercisable immediately at $1.50 per share. The term of the option is 10 years.

          On December 16, 2002, the Company issued 50,000 stock options, 10,000 each William Hitchcock, Thomas Stagnaro, Arthur Bankhurst, Frank Dougherty and John Doherty, as compensation for their services as directors of Protalex. The options were exercisable immediately at $1.70 per share. The term of each option is 10 years.

          On December 16, 2002, the Board of Directors approved 863,242 stock options for Steven Kane as compensation for his role as President and Chief Executive Officer at a strike price of $1.50 per share. Vesting started his first day of employment, December 16, 2002. The first third of these options will be earned after one year of employment. The remaining options will vest quarterly over three years.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires certain of our executive officers, our Directors and persons who own more than 10% of a registered class of Protalex's equity securities to file initial reports of ownership and changes in ownership with the SEC. Such executive officers, directors and stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. The Company knows that none of the current directors or executive officers filed a Form 3 upon their election or appointment to their current positions or a Form 5 at the end of each fiscal year in which they held such positions. In addition, the officers and directors failed to file the following Form 4s:

o By Mr. Kane for the issuance of (i) options to purchase 863,242 shares of Protalex common stock on December 16, 2002; (ii) 8,334 shares of Protalex common stock on January 15, 2003; (iii) 8,334 shares of Protalex common stock on February 18, 2003; (iv) 8,334 shares of Protalex common stock on March 17, 2003; (v) 8,333 shares of Protalex common stock on April 15, 2003; and (vi) 8,333 shares of Protalex common stock on May 30, 2003.
o By Mr. Dougherty for the issuance of options to purchase 10,000 shares of Protalex common stock on December 16, 2002.

o By Dr. Bankhurst for the acquisition of 276,192 shares of Protalex common stock on January 6, 2000, and the issuance of options to purchase 10,000 shares of Protalex common stock on December 16, 2002.

o By Mr. Stagnaro for the issuance of (i) options to purchase 100,000 shares of Protalex common stock on July 18, 2002; (ii) options to purchase 100,000 shares of Protalex common stock on October 24, 2002; and (iii) options to purchase 10,000 shares of Protalex common stock on December 16, 2002.

o By Mr. Doherty for (i) the issuance of 3,062,660 shares of Protalex common stock on October 18, 2001, in connection with the dissolution of Alex, LLC, in which he held he was a member; (ii) the disposition of 110,000 shares on October 18, 2001; and (iii) the issuance of options to purchase 10,000 shares of Protalex common stock on December 16, 2002.

o By Mr. Hitchcock in connection with (i) the issuance of options to purchase 100,000 shares of Protalex common stock on November 26, 2001;
          (ii) the issuance of options to purchase 133,680 shares of Protalex common stock on July 18, 2002; (iii) the issuance of options to purchase 10,000 shares of Protalex common stock on December 16, 2002;
          (iv) the issuance of 73,334 shares of Protalex common stock on December 18, 2002 to WMH LP, in which Mr. Hitchcock is a partner; (v) the issuance of warrants to purchase 50,000 shares of Protalex common stock on May 31, 2002; and (vi) the issuance of warrants to purchase 85,000 shares of Protalex common stock to Pembroke Financial, LLC, an entity in which Mr. Hitchcock is the manager on May 31, 2002.

       III. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Set forth in the following table is the beneficial ownership of Common Stock as of September 20, 2003, for our Directors, the executive officers listed in the Summary Compensation Table, our Directors and executive officers as a group and each person or entity known by us to beneficially own more than five percent of the outstanding shares of our Common Stock.

         Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person or a group and the percentage ownership of that person or group, shares of our Common Stock issuable currently or within 60 days of September 29, 2003, upon exercise of options or warrants held by that person or group are deemed outstanding. These shares, however, are not deemed outstanding for computing the percentage ownership of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the stockholders named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. Percentage ownership is based on 16,695,034 shares of Common Stock outstanding as of September 29, 2003, together with applicable options and warrants for each stockholder. Unless otherwise indicated, the address of each person listed below is in the care of Protalex, Inc., 717 Encino Place, N.E., Suite 17, Albuquerque, New Mexico 87102.

                                                       Shares Beneficially Owned
                                                       -------------------------
Name & Address                                            Number       Percent
-----------------------------------------------------   -------------  -------
G. Kirk Raab, Chairman of the Board and Director        100,000(1)        *
Steven H. Kane, President and Director                  150,002(2)        1%
John E. Doherty, Director and former President          2,962,660(3)     18%
Frank M. Dougherty, Director                            346,192(4)        2%
Arthur D. Bankhurst, M.D., Director                     286,192(5)        2%
Thomas Stagnaro, Director                               210,000(6)        1%
William Hitchcock, Director                             568,680(7)        3%
Donald K. Dean, Treasurer and Chief Financial Officer   100,000           *
vSpring SBIC, L.P.                                      15,143,919(8)    77%
Attn:  Dinesh Patel
2795 E. Cottonwood Pkwy, Suite 360
Salt Lake City, UT 84121
Integral Capital Partners VI, L.P.                      1,687,500(9)     10%
Attn:  Daniel McNally
3600 South Lake Drive
St. Francis, WI 53235
SF Capital Partners Ltd.                                1,588,235(10)     9%
Attn:  Pamela K. Hagenah
3000 Sand Hill Road Blg 3, Suite 240
Menlo Park, CA 94025
All officers and directors as a group (8 persons)       4,723,726(11)    27%

*    Indicates less than 1%.
(1) Includes options to purchase 100,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(2) Includes options to purchase 100,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(3) Includes options to purchase 10,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(4) Includes options to purchase 10,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(5) Includes options to purchase 10,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(6) Includes options to purchase 210,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. (7) Includes options to purchase 243,680 and warrants to purchase 50,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003. Also includes 73,334 shares held by WMH LP, a limited partnership of which Mr. Hitchcock is the manager of the general partner, and warrants to purchase an additional 85,000 shares of Protalex common stock held by Pembroke Financial, LLC, which are exercisable within 60 days of September 29, 2003.
(8) Includes warrants to purchase 720,588 shares of Protalex common stock exercisable within 60 days of September 29, 2003. vSpring SBIC, L.P. has entered into a Shareholder Agreement dated September 18, 2003 with Steven
     H. Kane, John E. Doherty, Frank M. Dougherty, Arthur D. Bankhurst, M.D., Donald K. Dean, Integral Capital Partners VI, L.P. and SF Capital Partners Ltd., pursuant to which each such party executed proxies appointing vSpring SBIC, L.P. as their proxy to vote all of such party's respective shares (i) to fix and maintain the number of directors at seven and (ii) to cause and maintain the election of a candidate designated by vSpring SBIC, L.P. on the Protalex board of directors. The proxy may not be exercised on any other matter, and each party may vote their shares on all other matters.
(9) Includes warrants to purchase 437,500 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(10) Includes warrant to purchase 411,765 shares of Protalex common stock exercisable within 60 days of September 29, 2003. See footnote 8.
(11) Includes options to purchase 683,680 shares of Protalex common stock and warrants to purchase 135,000 shares of Protalex common stock exercisable within 60 days of September 29, 2003.

                IV. EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Philosophy

         Protalex's compensation philosophy is that compensation should be designed to support our primary objective of creating value for our stockholders. The Compensation Committee believes that the following compensation strategies for Protalex's executive officers, including the Chief Executive Officer (the "CEO"), achieve this objective. This compensation philosophy is based on a base salary, with opportunity for bonuses to reward outstanding performance and a stock option program.

Compensation Programs

         The following are summary descriptions of Protalex's compensation programs for executive officers:

         Base Salary

         Protalex generally establishes the base salary of each executive officer based, among other factors, on the Board's assessment of that executive officer's responsibilities, experience and performance. In addition, the Board considers compensation levels in similarly sized companies in our industry. Protalex's current philosophy is to pay base salaries sufficient to attract and retain executives with a broad, proven track record of performance.

         The performance and base salary of each executive officer is reviewed annually. An executive officer's level of responsibility is the primary factor used in determining base salary. Individual performance and industry information are also considered in determining any salary adjustment. The Board reviews and approves all executive officer salary adjustments as recommended by the CEO. The Board reviews the performance of the CEO and establishes his base salary.

         Equity-Based Program

         Our equity-based awards consist principally of stock options granted from time to time. These options are granted in order to align management interests with those of stockholders. The grants are based on various factors, including competitive practice, each executive officer's ability to contribute to our future success and the other elements of such executive officer's compensation.

                              EMPLOYMENT CONTRACTS

         The Company has an employment agreement with its current President and Chief Executive Officer, Steven Kane, whereby he is paid in stock totaling 8,334 shares per month from January to June 2003. Thereafter, he is paid $12,500 per month. The agreement calls for, and he was issued, options to purchase 863,242 shares of Protalex common stock. The options vest over four years, at an exercise price of $1.50. Vesting started his first day of employment, December 16, 2002. The first third of these options will be earned after one year of employment. The remaining options will vest quarterly over three years. He will also receive, as compensation, 1% of any proceeds raised by the Company during calendar 2003.

                           SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation we paid for services rendered in all capacities during the last fiscal year to our Chief Executive Officer and our other four most highly compensated executive officers who served as such at the end of the fiscal year ended May 31, 2003. In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits which are available generally to our salaried employees.

                                                 Annual Compensation                        Long Term Compensation
                                        --------------------------------------    -----------------------------------------
                                                                                            Awards                 Payouts
                                                                                  --------------------------    ------------
                                                                   Other          Restricted     Securities
                                                                   Annual           Stock        Underlying      All Other
                                        Salary       Bonus     Compensation(1)      Awards       Option/SARs    Compensation
Name & Principal Position     Year         $           $             $                $               #              $
-------------------------    -------    -------      -----     ---------------    -----------    -----------    ------------
Steven Kane,                                 $0         $0                $0      $104,170(2)      863,242               $0
  President,                 2003(1)
  Chief Executive Officer
  and Director
John Doherty
  former President and       2003(3)    $12,500          $0               $0             0               0               $0
  Director                   2002            $0          $0               $0             0               0               $0
                             2001            $0          $0               $0             0               0               $0

(1) Mr. Kane was hired as Protalex's President effective as of December 16, 2002. Prior to that date, he was not employed, in any capacity, by the Company.
(2) Mr. Kane received 41,668 shares of restricted stock through May 31, 2003. The value of the restricted stock received by Mr. Kane is computed using the closing price of Protalex common stock on May 31, 2003, which was $2.50.
(3) Mr. Doherty resigned as the Company's President effective as of December 16, 2002. He no longer serves as an officer of Protalex. He remains a director.

Executive Officers

         Our executive officers and their respective positions are set forth in the following table. Biographical information on each executive officer who is not a Director is set forth following the table. Donald Dean, the Company's Chief Financial Officer, and John Doherty, a Director, are brothers-in-law. Other than that, there are no family relationships between any director or executive officer and other Director or executive officer of Protalex. Executive officers serve at the discretion of the Board. The term of office of each executive officer is until his or her respective successor is elected and has been qualified, or until his or her death, resignation or removal.

                                                                      Year
                                                                     Became
Name                           Position                   Age        Officer
-----------------      --------------------------         ---        -------
Steven H. Kane         President, Chief Executive
                        Officer and Director              51          2002
Donald K. Dean         Chief Financial Officer            42          2001
Dennis Vik, Ph.D.      Chief Scientific Officer           46          2002

         Steven H. Kane's biography is included with those of the other members of the Board.

         Donald K. Dean served as the accountant for Protalex for four years, before being appointed as Chief Financial Officer in November 2001. He earned his B.A. in International Management from the University of New Mexico's Anderson School of Management. Mr. Dean was Pacific Rim Manager for Hanna International in Portland, Oregon, for three years, and after working in Japan from 1990 to 1999, returned to the University of New Mexico to complete a Masters degree in Business Administration. He worked for the UNM Health Sciences Center as an accountant from 1990 to 2002.

         Dennis Vik, PhD. has served as the Chief Scientific Officer of the Company since 2002. He earned his Ph.D. in Immunology from Harvard University in Cambridge, Massachusetts in 1986. He also earned an MBA from the Anderson School of Management in 2000. Prior to becoming the Chief Scientific Officer for Protalex, Dr. Vik was employed as a research associate, and later, assistant member of the Department of Immunology at Scripps Clinic and Research Foundation in La Jolla, California from 1986 until 1992. Dr. Vik was Assistant Professor of Microbiology at the University of New Mexico School of Medicine from 1992 until 1999. Dr. Vik received the National Research Service Award from 1988 to 1990 and is a member of the American Association of Immunologists. Dr. Vik has published extensively in the field of immunology.

               Option Grants in the Fiscal Year Ended May 31, 2003

         The following table sets forth information concerning the stock options granted to each person named in the above "Summary Compensation Table" during the Company's fiscal year ended May 31, 2003, and the exercise price of all such options:

                                        OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                  INDIVIDUAL GRANTS


                        Number of        Percent of Total
                       Securities          Options/SARs
                       Underlying           Granted to                          Market Price
                      Options/SARs         Employees in      Exercise or Base    on Date of
       Name            Granted (#)       Fiscal Year (%)     Price ($/Share)       Grant          Expiration Date
  --------------      ------------       ----------------    ----------------   ------------     -----------------
   John Doherty         10,000(1)               *                 $1.70            $1.90         December 16, 2012
   Steven Kane         863,242(2)              70%                $1.50            $1.90         December 16, 2012

*  less than 1%.

Aggregated Option Exercises in the Fiscal Year Ended May 31, 2003 and Year-End Option Values

         The following table sets forth information concerning the exercise of stock options by each person named in the "Summary Compensation Table" during the Company's fiscal year ended May 31, 2003, and the value of all exercisable and unexercisable options at May 31, 2003:


                     Number of Securities             Value of Unexercised
                    Underlying Unexercised            In The Money Options
                     Options at Year End                 At Year End
                 ----------------------------     ----------------------------
   Name          Exercisable    Unexercisable     Exercisable    Unexcerisable
------------     -----------    -------------     -----------    -------------
John Doherty       10,000                0           $20,000              $0
Steven Kane             0          863,242                $0        $345,297


         The values of unexercised in-the-money options at year-end in the table above were determined based on the fair market value as of May 31, 2003 minus the per share exercise price multiplied by the number of shares.

                                  ANNUAL REPORT
         Our latest Annual Report on Form 10-KSB/A for the fiscal year ended May 31, 2003, as filed with the SEC, excluding exhibits, is being mailed to stockholders with this Proxy Statement. We will furnish any exhibit to our Annual Report on Form 10-KSB/A free of charge to any stockholder upon written request to the Company at 717 Encino Place, N.E., Suite 17, Albuquerque, New Mexico 87102. The Annual Report is not incorporated in, and is not a part of, this Proxy Statement and is not proxy-soliciting material. You are encouraged to review the Annual Report together with subsequent information filed by the Company with the SEC and other publicly available information.

                                  OTHER MATTERS
         The Board does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy will have discretionary authority to vote all proxies in accordance with their best judgment with respect to such matters.

Albuquerque, New Mexico     By Order of the Board of Directors
September 30, 2003

                            By: Steven H. Kane
                                -----------------------------------------------
                                Steven H. Kane
                                President, Chief Executive Officer and Director

                                 [Form of Proxy]


                                 PROTALEX, INC.
                        717 Encino Place, N.E., Suite 17
                          Albuquerque, New Mexico 87102
                                 (505) 243-8220

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
               FOR USE AT THE 2003 ANNUAL MEETING OF STOCKHOLDERS
                              ON OCTOBER 28, 2003.




         The shares of Common Stock you hold will be voted as you specify. By signing this proxy, you revoke all prior proxies and appoint Steven H. Kane and Donald K. Dean, and each of them, with full power of substitution, to vote your shares on the matters shown below and any other matters which may come before the Annual Meeting and all adjournments.

         This Proxy when properly executed, will be voted as directed or, if no direction is given, will be voted for Items 1, 2 and 3.

         The Board of Directors recommends a vote for Items 1, 2 and 3.


(1) For the election of the following persons as Directors of Protalex to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are elected and qualified:

                       G. Kirk Raab Steven H. Kane Dinesh
                           Patel John Doherty Frank M.
                         Dougherty Arthur D. Bankhurst,
                             M.D. Thomas P. Stagnaro

         [ ] FOR nominees listed above, except     [ ] WITHHOLD AUTHORITY to
              as indicated to the contrary below.      vote for all nominees
                                                       listed above.


  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A SINGLE NOMINEE, WRITE THAT
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

                   -------------------------------------------

(2) Ratification of Protalex's selection of Grant Thornton LLP as independent auditors for Protalex for fiscal year ending May 31, 2004.

         [ ] FOR               [ ] AGAINST                [ ] ABSTAIN

(3) In their discretion upon such other matters as may properly come before the meeting and any adjournments thereof.

         The shares represented by this proxy will be voted as you have indicated above. If no indication has been made, the shares represented by this proxy will be voted for the above nominees and in favor of such proposals, and as said proxy deems advisable on such other business as may properly come before this meeting.

                            Dated:  __________________________, 2003


                            --------------------------------------------------
                              (Signature)


                            --------------------------------------------------
                              (Signature of joint owner or additional trustee)

                            Sign exactly as your name appears on your share certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners should sign. If a corporation, sign in full corporation name by president or other authorized officer. If a partnership, sign in partnership name by authorized person. Persons signing in a fiduciary capacity should indicate their full title in such capacity.


PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.